Exhibit 99.2

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

VLADIMIR GUSINSKY REVOCABLE TRUST, Derivatively on Behalf of WALGREENS BOOTS ALLIANCE, INC.,	Case No. 23-cv-15654

Plaintiff,	NOTICE OF PENDENCY AND
PROPOSED SETTLEMENT OF
v.	SHAREHOLDER DERIVATIVE
ACTION AND OF
STEFANO PESSINA, JOSE E. ALMEIDA, JANICE M. BABIAK, DAVID J. BRAILER, WILLIAM C. FOOTE, GINGER L. GRAHAM, JOHN A. LEDERER, DOMINIC MURPHY, LEONARD D. SCHAEFFER, NANCY M. SCHLICHTING, and JAMES A. SKINNER,	SETTLEMENT HEARING

Defendants, and

WALGREENS BOOTS ALLIANCE, INC., a Delaware Corporation,

Nominal Defendant.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF

SHAREHOLDER DERIVATIVE ACTION AND OF SETTLEMENT HEARING

TO: ALL PERSONS WHO OWNED SHARES OF THE COMMON STOCK OF WALGREENS BOOTS ALLIANCE, INC. (“WALGREENS” OR THE “COMPANY”) AS OF APRIL 10, 2024 (“WALGREENS SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. This Notice relates to a proposed settlement (the “Settlement”) of the above-captioned shareholder derivative action brought in the United States District Court for the Northern District of Illinois (the “Court”). Your rights will be affected by the legal proceedings in the Action. If the Court approves the Settlement, you will be forever barred from pursuing the Plaintiff’s Released Claims (defined below) against the Defendants’ Released Persons (defined below).

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

As more fully described below, Plaintiff Vladimir Gusinsky Revocable Trust (“Plaintiff”) alleges in the Action that the Individual Defendants breached their fiduciary duties to the Company by failing to adequately oversee opioids-related matters.

Pursuant to the Settlement, Walgreens’s current Board of Directors has acknowledged, in an exercise of its independent business judgment, that the Settlement confers substantial benefits to Walgreens and Walgreens Shareholders, and that the initiation, prosecution, and settlement of the Action caused: (1) Walgreens’s receipt of a $36,000,000.00 cash payment from its and/or the Individual Defendants’ directors and officers insurance carriers (the “D&O Insurers”); and (2) the adoption and/or implementation of corporate governance reforms (the “Reforms”), attached as Exhibit A to the Stipulation and Agreement of Settlement, dated April 10, 2024 (the “Stipulation”), which shall remain in effect for no less than five years.

Please note that there is no proof of claim form for shareholders to submit in connection with this Settlement, and shareholders are not required to take any action in response to this Notice.

Also, please note that this Notice is not an expression of any opinion by the Court with respect to the truth of the allegations in the Action or the merits of the claims or defenses asserted by or against any Party. It is solely to notify you of the pendency of the Action and the terms of the proposed Settlement, and your rights related thereto. Capitalized terms not otherwise defined herein shall have the definitions set forth in the Stipulation. A copy of the Stipulation may be found on Walgreens’s website at http://investor.walgreensbootsalliance.com.

 WHAT IS THE PURPOSE OF THIS NOTICE?

1.   The purpose of this Notice is to explain the Action, the terms of the proposed Settlement, and how the proposed Settlement affects Walgreens shareholders’ legal rights.

2.   In a derivative action, one or more people who are current shareholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights. In this case, Plaintiff filed suit on behalf of Walgreens asserting claims against defendants Stefano Pessina, José E. Almeida, Janice M. Babiak, David J. Brailer, William C. Foote, Ginger L. Graham, John A. Lederer, Dominic Murphy, Leonard D. Schaeffer, Nancy M. Schlichting, and James A. Skinner (collectively, the “Individual Defendants” and together with nominal defendant Walgreens, the “Defendants”).

3.   The Court will hold a hearing (the “Settlement Hearing”) on June 18, 2024, at 8:50 a.m., at the United States District Court for the Northern District of Illinois, 219 South Dearborn St., Chicago, IL 60604, at which the Court will: (a) determine whether the Settlement should be approved by the Court as fair, reasonable, and adequate; (b) determine whether the Court should enter the Judgment dismissing the Action with prejudice pursuant to the Stipulation; (c) determine whether to approve the agreed-to amount of attorneys’ fees and expenses to be paid to Plaintiff’s Counsel; (d) hear and determine any objections to the Settlement or to the fee and service awards; and (e) rule on such other matters as the Court may deem appropriate.

 WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING DESCRIPTION OF THE ACTION AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT, OR AN AGREEMENT BY THE DEFENDANTS THAT ANY ALLEGATION IS CORRECT.

4.   The above-captioned action (“Action”) is a shareholder derivative action brought for the benefit of Walgreens. The Action alleges that certain current and former officers and directors of Walgreens breached their fiduciary duties to the Company by failing to adequately oversee opioids-related matters, including Walgreens’s compliance with the Controlled Substances Act (“CSA”).

5.   Specifically, the Action alleges that the Board failed to adequately oversee the Company’s compliance with a 2013 settlement agreement with the Drug Enforcement Administration and with the CSA, which harmed the Company by exposing it to liability, including in expansive multi-district litigation and other opioids-related litigation and proceedings.

6.   On September 23, 2022, Plaintiff filed a shareholder derivative action on behalf of Walgreens in the United States District Court for the Northern District of Ohio (the “N.D. Ohio Action”), asserting claims for breach of fiduciary duty, unjust enrichment, and violations of Section 14(a) of the Securities Exchange Act of 1934.

7.   One year later, on September 22, 2023, the court in that case ruled that the Northern District of Ohio was an improper venue for the litigation, and thus dismissed the N.D. Ohio Action without prejudice for refiling in a proper venue. Plaintiff selected the Northern District of Illinois as the venue for the refiling of its claims. Accordingly, it filed the Complaint in the above-captioned action on November 4, 2023, raising the same allegations and claims as it had previously asserted in the N.D. Ohio Action.

8.   On September 21, 2023, Plaintiff served a settlement demand on the Individual Defendants. The demand called for a material monetary payment to be made to the Company by the D&O Insurers, as well as corporate governance reforms to be implemented at the Company.

9.   To facilitate their settlement discussions, the Parties retained the Hon. Layn R. Phillips (Ret.) of Phillips ADR Enterprises, an experienced and respected mediator. Under the guidance of Judge Phillips and Michelle Yoshida, Esq., also of Phillips ADR Enterprises, the Parties exchanged counteroffers in January 2024, and convened for a two-day, in-person mediation on February 10 and 11, 2024, in New York City.

10.   Although no settlement was reached by the end of the in-person mediation, settlement negotiations continued under Judge Phillips’s supervision. Ultimately, the Parties agreed to the Settlement and executed a term sheet on February 23, 2024.

 WHAT ARE THE TERMS OF THE SETTLEMENT?

11.   In consideration for the full and final release, settlement, and discharge of any and all Released Claims and the dismissal with prejudice of the Action, Walgreens will receive a monetary payment from the D&O Insurers of $36,000,000.00.

12.   Walgreens and its Board will also adopt, implement, and/or initiate corporate governance changes (the “Reforms”) for a period of not less than five years. The Reforms include, among other things:

●	The creation of a Compliance, Safety, and Quality Committee of the Board, which shall be dedicated to the oversight of compliance, safety, and quality risks;

●	The appointment of two new independent directors to the Board;

●

The creation of the U.S. Retail Pharmacy Governance, Risk, and Compliance Committee, a management-level committee charged with overseeing key compliance and safety matters relating to the Company’s pharmacy and retail operations;

●	Changes to the responsibilities of the Chief Controlled Substance Compliance Officer; and

●	Changes to the responsibilities of the Controlled Substance Compliance Committee.

 WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

13.   Plaintiff and Plaintiff’s Counsel believed at all times and continue to believe that the claims asserted in the Action have merit. Plaintiff and Plaintiff’s Counsel also recognize the substantial time, expense, and uncertainty inherent in the continued prosecution of the claims through trial and any subsequent appeal, including problems of proof, overcoming the available defenses, the difficulties of proving and measuring damages, and the challenges of collecting on any damages awarded at trial. Based on their thorough investigation and evaluation, Plaintiff and Plaintiff’s Counsel have determined that the Settlement set forth in this Stipulation is appropriate.

14.   Plaintiff’s Counsel’s conclusion is based on their extensive and thorough investigation and evaluation of information, which included, inter alia: (i) reviewing Walgreens press releases, public statements, SEC filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing media reports about the Company; (iii) researching the applicable law with respect to the claims alleged in the Action and potential defenses thereto; (iv) preparation and filing of the Action as well as litigation of the N.D. Ohio Action; (v) reviewing and analyzing relevant pleadings, exhibits, and other documents from the national opioids multi-district litigation captioned In re National Prescription Opiate Litigation, No. 1:17-md-2804 (N.D. Ohio); (vi) reviewing the Company’s existing corporate governance policies and preparing a settlement demand detailing proposed corporate governance reforms to strengthen the Company’s governance; (vii) participating in mediation sessions and extensive settlement discussions with Defendants’ Counsel; and (viii) negotiating the term sheet executed by the Parties on February 23, 2024, and the Stipulation.

15.   Plaintiff’s Counsel’s assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined over the course of months of substantive written and verbal exchanges with counsel for Defendants and the Mediator.

16.   Based on Plaintiff’s Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff and Plaintiff’s Counsel have concluded that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and that the Settlement confers substantial benefits upon and is in the best interests of Walgreens and its shareholders, including through the substantial financial component to be paid to the Company and the adoption and/or implementation of the Reforms. Accordingly, Plaintiff has agreed to settle the Action upon the terms set forth in the Stipulation.

17.   The Individual Defendants have denied and continue to deny each and all of the claims alleged by Plaintiff in this Action. In particular, the Individual Defendants have expressly denied and continue to deny each and all charges of wrongdoing or liability against them relating to opioids, arising out of any of the conduct, statements, acts, inaction, or omissions alleged in the Action, or arising out of any claim related to opioids that could have been alleged in the Action. Without limiting the foregoing, the Individual Defendants have denied, and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to Walgreens or its shareholders, or that they or the Company committed or engaged in any violation of law or improper action. The Individual Defendants have further asserted, and continue to assert, that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Walgreens and its shareholders. In addition, the Individual Defendants maintain that they have meritorious defenses to all claims alleged in the Action.

18.   Nonetheless, Defendants have concluded that further litigation could cause burden, inconvenience, expense, uncertainty, and distraction, and that it is desirable and beneficial to finally put to rest and terminate all of the claims that have been, or could have been, asserted in the Action. Defendants have therefore determined that the Settlement confers a substantial benefit upon Walgreens and its shareholders, and the Settlement, and each of its terms, is in all respects fair, reasonable, and in the best interests of Walgreens and its shareholders.

19.   Walgreens’s current Board of Directors acknowledges, in an exercise of its independent business judgment, that the initiation, prosecution, and settlement of the Action was the cause of consideration for this Settlement, and that the Settlement is fair, reasonable, and adequate, and confers substantial benefits to Walgreens and its shareholders.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

20.   At the Settlement Hearing, the Parties shall jointly request that the Court enter the Judgment finally approving the Settlement. Pursuant to the Judgment, upon the Effective Date of the Settlement (as defined in the Stipulation), the Action will be dismissed with prejudice.

21.   The Settlement is conditioned upon the occurrence of certain events, which include, among other things, entry of an order by the Court approving the Settlement and dismissing the Action with prejudice. The Settlement will not become effective until such an order has been entered and become final and non-appealable (the “Effective Date”).

22.   Upon the Effective Date, the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims), including against the Released Persons, and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action against the Released Persons. In addition, upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims. Nothing in these releases, however, shall in any way impair or restrict the rights of any Party to enforce the Settlement.

 HOW WILL PLAINTIFF’S COUNSEL BE PAID?

23.   After negotiating the substantive terms of the Settlement, the Parties commenced negotiations regarding the attorneys’ fees and expenses to be paid to Plaintiff’s Counsel. In recognition of Plaintiff’s Counsel’s role in prosecuting and settling the Action and the substantial benefits conferred upon the Company and its shareholders as a result of the Settlement, and subject to Court approval, Walgreens agrees that Plaintiff’s Counsel’s should receive a fee and expense award of $8,000,000.00 (the “Fee and Expense Amount”).

24.   Plaintiff’s Counsel may also apply to the Court for a service award of up to $2,500 for Plaintiff, only to be paid upon Court approval, and to be paid from the Fee and Expense Amount in recognition of Plaintiff’s participation and effort in the prosecution of the Action.

25.   To date, Plaintiff’s Counsel have neither received any payment for their services in conducting the Action, nor been reimbursed for their out-of-pocket expenses incurred.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?

26.   The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before The Honorable Matthew F. Kennelly, on June 18, 2024, at 8:50 a.m., at the United States District Court for the Northern

District of Illinois, 219 South Dearborn St., Chicago, IL 60604, at which the Court will: (a) determine whether the Settlement should be approved by the Court as fair, reasonable, and adequate; (b) determine whether the Court should enter the Judgment dismissing the Action with prejudice pursuant to the Stipulation; (c) determine whether to approve the agreed-to amount of attorneys’ fees and expenses to be paid to Plaintiff’s Counsel; (d) hear and determine any objections to the Settlement or to the fee and service awards; and (e) rule on such other matters as the Court may deem appropriate.

27.   Any Walgreens Shareholder (i.e., any person or entity who owned Walgreens common stock as of April 10, 2024, and continues to own Walgreens common stock through June 18, 2024, the date of the Settlement Hearing) may object to the terms and conditions of the Settlement and/or to the payment of the Fee and Expense Amount. Objections must be in writing and must be filed, together with copies of all other papers and briefs supporting the objection, with the Clerk of the Court at the address set forth below on or before June 4, 2024. Objections must also be served on Plaintiff’s Counsel and Defendants’ Counsel (by first-class U.S. mail or express service) at the addresses set forth below so that the objection is received on or before June 4, 2024.

Clerk of the Court	Representative Plaintiff’s Counsel	Representative Defendants’ Counsel

United States District Court	Matthew T. Hurst	John M. Skakun III
Northern District of Illinois	Heffner Hurst	Sidley Austin LLP
219 South Dearborn St.	30 North LaSalle Street	One South Dearborn Street
Chicago, IL 60604	Suite 1210	Chicago, IL 60603
Chicago, IL 60602

28.   Any objection: (a) must state the name, address, and telephone number of the person or entity objecting and, if represented by counsel, the name, address and telephone number of his, her, or its counsel; (b) must be signed by the shareholder; (c) must contain a written, specific statement of the shareholder’s objection or objections, and the specific reasons for each objection, including any legal and evidentiary support the shareholder wishes to bring to the Court’s attention; (d) must state that the objection is being filed with respect to “Vladimir Gusinsky Revocable Trust v. Pessina, Case No. 23-cv-15654”; (e) must include documentation sufficient to prove that the shareholder held shares of Walgreens common stock as of the close of business on April 10, 2024 and the date the objection is made; and (f) must state the dates when the shareholder acquired Walgreens shares.

29.   You may file a written objection without having to appear at the Settlement Hearing. You may not, however, appear at the Settlement Hearing to present your objection unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

30.   If you wish to be heard orally at the hearing in opposition to the approval of the Settlement, and if you file and serve a timely written objection as described above, you must also file a notice of appearance with the Clerk of the Court and serve it on Plaintiff’s Counsel and

Defendants’ Counsel at the addresses set forth above so that it is received on or before June 4, 2024. Shareholders who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Any person appearing at the Settlement Hearing must present at the hearing documentation sufficient to prove that the shareholder continues to hold shares of Walgreens common stock as of the date of the hearing. Such persons may be heard orally at the discretion of the Court.

31.   You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Plaintiff’s Counsel and Defendants’ Counsel at the addresses set forth above so that the notice is received on or before June 4, 2024.

32.   Unless the Court otherwise directs, any person or entity who fails to object in the manner prescribed above shall be deemed to have waived his, her, or its right to object and shall forever be barred from raising any objection to the Settlement and/or the Fee and Expense Amount, or any other matter related to the Settlement, in the Action or in any other action or proceeding, and shall otherwise be bound by the Order and Final Judgment to be entered by the Court and the Releases to be given.

 WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

33.   This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in the Action, you may inspect the pleadings, the Stipulation, the Orders entered by the Court, and other papers filed in the Action at the Office of the Clerk, United States District Court for the Northern District of Illinois, during regular business hours of each business day. You may also view a copy of the Stipulation at http://investor.walgreensbootsalliance.com. If you have questions regarding the Settlement, you may write or call the following counsel for Plaintiff: Matthew T. Hurst, Esq., Heffner Hurst, 30 N. LaSalle St., Suite 1210, Chicago, IL 60602 (312) 346-3466 or mhurst@heffnerhurst.com.

PLEASE DO NOT CONTACT THE COURT OR WALGREENS

REGARDING THIS NOTICE.

BY ORDER OF THE UNITED STATES
DISTRICT COURT FOR THE NORTHERN
DISTRICT OF ILLINOIS